AGREEMENT
                                    ---------

         AGREEMENT made this 2nd day of July, 1996 by and between NEW SKY COMMUNICATIONS, INC., with offices at 720 Reynolds Arcade, 16 East Main Street, Rochester, New York 14614 and FRANK LALOGGIA, residing at 28970 Crags Drive, Malibu Lake, California 91301.

         WHEREAS New Sky has attempted to raise financing for feature films entitled "THE GIANT", "SOMEWHERE IS CALLING" and "ARRIVEDERCI VENICE", both jointly developed by New Sky and LaLoggia, for eight years and LaLoggia is desirous of continuing to pursue development and financing for these films, and

         WHEREAS LaLoggia has expended extensive monies and time in developing and seeking financing for "THE GIANT", "ARRIVEDERCI VENICE" AND "SOMEWHERE IS CALLING" without compensation, and

         WHEREAS New Sky and LaLoggia jointly developed, with others, a feature film project entitled "RESPECT YOUR GODFATHER", and

         WHEREAS the parties desire to redefine their relationship and refocus their efforts at developing film projects,

         NOW, THEREFORE, the parties hereto agree as follows:

         1. LaLoggia does hereby agree to render services to New Sky on a nonexclusive basis as a consultant and New Sky does hereby agree to retain the services of LaLoggia as a consultant for a term of three (3) years commencing with the date of this Agreement.

         2. The services to be rendered shall be such as are reasonably required by the Board of Directors of New Sky from time to time, and shall include: advice on financing, developing and producing film projects.

         3. As compensation for such services as a consultant, New Sky shall pay to LaLoggia an advance fee in the form of a grant of 3,000,000 common shares of New Sky stock (NASDAQ trading symbol: NSKY), New Sky warrants and represents that it will use its best efforts as soon as practicable after the issuance of such shares to seek an S-8 registration of the shares with the Securities and Exchange Commission; that such stock after such registration shall be free trading and not subject to any liens, encumbrances or restrictions; that New Sky is legally authorized to grant said shares and that the grant of such shares is fully authorized by the Board of Directors of New Sky. It is understood by the parties that the fee to LaLoggia herein is due, payable and earned upon execution of this Agreement.


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         4. As compensation for past services in developing and seeking financing for the "THE GIANT", New Sky shall pay to LaLoggia a fee in the form of a grant of an additional 3,000,000 common shares of New Sky stock (NASDAQ trading symbol: NSKY). New Sky warrants and represents that it will use its best efforts as soon as practicable after the issuance of such shares to seek an S-8 registration of the shares with the Securities and Exchange Commission; that such stock after such registration shall be free trading and not subject to any liens, encumbrances or restrictions; that New Sky is legally authorized to grant said shares and that the grant of such shares is fully authorized by the Board of Directors of New Sky.

         5. New Sky is the owner of all right, title and interest in the film "THE GIANT", subject to an agreement between the parties dated September 7, 1988, New Sky does hereby assign and transfer all such right, title an interest in such film to LaLoggia subject to New Sky retaining the right to receive five percent (5%) of the total budget of the film to a maximum of $750,000, if the film is produced. In addition, New Sky retains and LaLoggia grants to New Sky, the right to receive fifteen percent (15%) of 100% of LaLoggia's share of any producer's profit, not including fees paid to him as producer. New Sky shall also receive appropriate screen credit. If New Sky shall raise financing or assist in producing the film, additional compensation, fees and profit participation for such services may be negotiated between the parties. LaLoggia agrees to not use Blue Rider Pictures, Inc. for raising financing or producing any film property herein without participation by New Sky which, in such eventuality, shall be negotiated between the parties.

         6. New Sky is the owner of all right, title and interest in the film projects "SOMEWHERE IS CALLING" and "ARRIVEDERCI VENICE". New Sky does hereby assign and transfer all such right, title an interest in such films to LaLoggia subject to New Sky retaining the right to receive Fifteen Thousand Dollars ($15,000) from the budget of each film, if the film is produced. In addition, New Sky retains and LaLoggia grants to New Sky, the right to receive fifteen percent (15%) of 100% of LaLoggia's share of any producer's profits, not including fees paid to him as producer, from each film, New Sky shall also receive appropriate screen credit. If New Sky shall raise financing or assist in producing the film, additional compensation, fees and profit participation for such services may be negotiated between the parties. LaLoggia agrees to not use Blue Rider Pictures, Inc. for raising financing or producing any film property herein without participation by New Sky which, in such eventuality, shall be negotiated between the parties.

         7. In consideration of the foregoing transfer of rights in "THE GIANT", "SOMEWHERE IS CALLING" and "ARRIVEDERCI VENICE", LaLoggia does hereby transfer and assign all of


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his right, title and interest in the film project "RESPECT YOUR GODFATHER" to
New Sky without reservation or limitation in perpetuity.

         8. New Sky hereby appoints LaLoggia as exclusive sales agent and licensor for other released films owned by New Sky, "FEAR NO EVIL"and "LADY IN WHITE". As compensation for any sales he arranges, LaLoggia shall be entitled to all advances received for exploitation of the film to a maximum of $100,000 for each arranged deal and the parties shall thereafter split equally any remaining receipts of the film received either as an advance or subsequent profits.

         9. As additional compensation for securing a new production or distribution deal for "THE GIANT", "SOMEWHERE IS CALLING", "ARRIVEDERCI VENICE", "LADY IN WHITE", or "FEAR NO EVIL". New Sky shall pay to LaLoggia a fee in the form of a grant of an additional 3,000,000 common shares of New Sky stock (NASDAQ trading symbol: NSKY), when such deal is secured in writing. New Sky warrants and represents that it will use its best efforts as soon as practicable after the issuance of such shares to seek an S-8 registration of the shares with the Securities and Exchange Commission; that such stock after such registration shall be free trading and not subject to any liens, encumbrances or restrictions; that New Sky is legally authorized to grant said shares and that the grant of such shares is fully authorized by the Board of Directors of New Sky.

         10. All grant of rights in film properties to LaLoggia by New Sky by this Agreement are solely to LaLoggia, or his loan-out company Babe's in L.A., Inc., for exploitation of the film rights herein granted and may be assignable to licensees for the period of the license granted and to beneficiaries designated in any will or trust established by LaLoggia, but shall be nonassignable and nontransferable to any other person, entity or representative for any other purpose, such as a bankruptcy trustee. Upon any such proposed assignment or transfer, all right, title and interest in such film properties owned by LaLoggia shall revert and transfer to New Sky, subject to all deal terms, profit sharing arrangements and grant of rights set forth herein and/or LaLoggia has previously negotiated.

         11. LaLoggia agrees to not disclose in any manner or form any information regarding the business of New Sky, its manner of operation, plans, historical information or other data whether or not such information would be deemed confidential or material, unless authorized by New Sky.

         12. The parties agree that this Agreement shall supersede all prior agreements between the parties relating to the same subject matters and that LaLoggia has no other obligation to New Sky except as set forth in this Agreement.


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         13. The parties hereto agree that the Supreme Court of New York at
Rochester, New York or the Superior Court of California shall have exclusive jurisdiction and be the sole convenient venues and forums to hear disputes arising out of this Agreement.

         14. The parties hereto do hereby mutually release and hold harmless each other and the current and former officers and directors of New Sky from any manner of claim, action or liability arising from any matter prior to the execution of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement the day and date first above written.

                                           NEW SKY COMMUNICATIONS, INC.

           SEAL                            By: /s/ CARL R. REYNOLDS
                                               President

                                               /s/ FRANK LALOGGIA
                                               Frank LaLoggia